Exhibit 5.1



                                                 Brobeck, Phleger & Harrison llp
                                                            12390 El Camino Real
                                                San Diego, California 92130-2081
                                                             direct 858.720.2500
                                                                fax 858.720.2555
                                                                 www.brobeck.com

April 26, 2002



Ligand Pharmaceuticals Incorporated
10275 Science Center Drive
San Diego, California 92121-1117

Re: Ligand Pharmaceuticals Incorporated Registration Statement on Form S-3 for 4,252,500 Shares of Common Stock

Ladies and Gentlemen:

          We have acted as counsel to Ligand Pharmaceuticals Incorporated, a Delaware corporation (the "Company"), in connection with the registration for resale of up to 4,252,500 shares of the Company's Common Stock (the "Shares"), as described in the Company's Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act").

          This opinion is being furnished in accordance with the requirements of
Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

          We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the original issuance and sale of the Shares, and a certificate of a Company officer regarding (among other things) the Company's receipt of consideration upon the original issuance and sale of the Shares. Based on such review, we are of the opinion that the Shares are duly authorized, validly issued, fully paid and nonassessable.

          We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus that is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or
Item 509 of Regulation S-K.

          This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

Very truly yours,


BROBECK, PHLEGER & HARRISON LLP